EXHIBIT 10.2

                           WORLD WRESTLING FEDERATION
                       CONSUMER PRODUCTS LICENSE AGREEMENT

     THIS WORLD WRESTLING FEDERATION CONSUMER PRODUCTS LICENSE AGREEMENT ("Agreement"), entered into on this 13th day of October, 1998 and effective as of January 1, 1999, by and between TITAN SPORTS, INC., a Delaware corporation with its principal office at Titan Tower, 1241 East Main Street, Stamford, Connecticut 06902 ("Titan"), and Power Photo Enterprises, Inc., a Canadian Corporation with its principal office at 181 Whitehall Drive, Unit #1, Markham, Ontario, Canada L3R 4T1 (the "Licensee"). In consideration of the promises and undertakings set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby established, Titan and Licensee hereby agree as follows;

     1) Definitions. For purposes of this Agreement the following definitions shall apply:

                  a) The term "Advertising Materials" shall mean all advertising and promotional materials and all packaging, wrapping, and labeling materials for the Licensed Products (including, by way of illustration but not limitation, catalogs, trade advertisements, flyers, sales sheets, labels, package inserts, hangtags, and displays) which are produced by or for the Licensee and which make use of the Intellectual Property.

                  b) The term "Copyrights" shall mean all copyrights now or hereafter owned by Titan relating to the Events or the Talent.

                  c) The term "Events" shall mean the professional wrestling events produced, promoted, and performed by Titan, whether live, via television, or via any other method of dissemination now known or hereinafter discovered, provided however, the term Events shall not include any comic, cartoon, or animated events, characters, characterizations, designs or visual representations, including without limitation comic books, magazines or portions of magazines, animated television programs or portions of programs, and comic, cartoon or animated internet events, even if such comic, cartoon, or animated events, characters, characterizations, designs or visual representations are subsequently produced, promoted or performed by Titan otherwise.

                      d) The term "Intellectual  Property" shall mean the Rights of Publicity, the Trademarks, the Copyrights, and all other proprietary rights relating to the Talent and/or Events.

                      e)   (i) The term "Kiosks" shall mean the following items:

                    Automatic photo kiosks and automatic photo booths which include image package software containing the intellectual Property, each of which shall have specialized signs placed on the booths and/or kiosks depicting World Wrestling Federation logos, sayings and trademarks and/or the Intellectual Property defined herein, and as approved in advance bv Titan. Notwithstanding the kiosks can only display advertising or graphics utilizing the Intellectual Property if said kiosks actually sell the Licensed Products, as defined herein.





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                         (ii) The term Licensed Products" shall mean:

                    the Kiosks, photographs and other materials produced by the operation of the Kiosks which shall contain portions of the Intellectual Property.

            f) The term "Retail Sales Price" shall mean the purchase price of Licensed Products sold directly to the ultimate consumer at retail outlets or through mail order, catalogs or any other forms of direct response.

            g) The term "Rights of Publicity" shall mean the likenesses, physical characteristics, personalities, characters, and personas of the Talent.

            h) The term "Talent" shall mean all individuals who perform in or at the Events, including, but not limited to, the professional wrestlers who perform in the Events.

            i)  The  term  "Territory"   shall  mean  the  United  States,   its
territories and possessions and Canada.

            j) The term "Trademarks" shall mean all symbols, designs, styles, emblems, logos, and marks used in connection with the Events and/or Talent, including, but not limited to, the name WORLD WRFSTLING FEDERATION, the WWF logo or logos, the mark WORLD WRESTLING FFDERATION SUPFRSTARS, and the names nicknames or other distinctive and identifying indicia of the Talent, but excluding the initials WWF in block letters.

             k) The term "Owner" shall mean the purchasers of Kiosks from Licensee who shall operate the Kiosks and sell the Licensed Products as retailers.

          2)   Grant of License; Channels of Distribution Reserved to Titian.

           a) Grant of License. Titan grants to the Licensee, upon the terms and conditions set forth in this Agreement, the exclusive right and license to use the Intellectual Property in connection with the manufacture, distribution, sale, and advertising of the Licensed Products, in the Territory during the term of this Agreement, as defined below, through all channels of distribution except those reserved to Titan under subparagraph 2(b). The exclusive right and license granted hereunder shall pertain only to the items specifically set forth in subparagraph 1(e) above entitled "Licensed Products". Licensee shall not make use of or authorize any use of this License or the Licensed Products outside the Territory or distribute or sell the Licensed Products directly or through others to wholesalers or retailers outside the Territory. Licensee is further prohibited from selling or transferring the Licensed Products in any manner to any party or entity, within the Territory, other than a wholesaler or retailer, as those terms are customarily understood, or an Owner as defined herein. For the avoidance of doubt, Licensee may not sell to any who1esaler or retailer or any other entity when Licensee knows or has reason to believe that the Licensed Products will be sold by street vendors and/or other similar non-conventional manners of distribution. Licensee shall also not manufacture, sell or distribute the Licensed Products to any party or entity who changes, alters, or adds to the Licensed Products in any manner whatsoever and/or then resells or distributes the Licensed Products to retailers, wholesalers, vendors or the general public, unless approved in advance in writing by Titan. Notwithstanding anything to the contrary herein, Licensee shall have the writing by Titan. Notwithstanding anything to the contrary herein, Licensee shall have the right to sell


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and/or  distribute the Kiosks to Owners,  as defined  herein.  The right to sell and/or distribute same is conditioned upon Licensee entering into written agreement with all Owners, incorporating similar provisions for the protection of the Intellectual Property and Titan as set forth herein or as otherwise directed by Titan. Licensee further agrees to furnish Titan within thirty (30) days of their execution, copies of all agreements with such entities.

           b)       Titan's Channels of Distribution

                      i) The rights granted to the Licensee by Titan under subparagraph 2(a) shall not include the right to distribute the Licensed Products through the following Titan channels of distribution; (i) sales at World Wrestling Federation Events; (ii) World Wrestling Federation catalog sales; (iii) World Wrestling Federation direct mail sales; (iv) sales via television or other electronic media now known or hereinafier discovered, relating to the World Wrestling Federation, and (v) World Wrestling Federation vending machine sales.

                      ii) During the term of this Agreement, as defined below, Licensee, its distributors, manufacturers, vendors, agents and/or representatives agree not to sell, distribute or otherwise disseminate any of the Licensed Products within a five (5) mile radius of an Event. The preceding sentence does not include retailers and/or wholesalers, as those terms are customarily understood, with permanent pre-existing store fronts within that five (5) mile radius. Licensee agrees to enter into a written agreement with every distributor, manufacturer, vendor, agent or other representative related in any manner to the Licensed Products and as a condition to this Agreement, incorporate into such agreements the limitations specifically set forth in the preceding sentence, for the sole benefit and protection of Titan's rights hereunder. Licensee further agrees to furnish Titan within thirty (30) days of their execution, copies of all agreements with such entities. The failure to comply with any aspect of this Paragraph is a material breach and Titan shall have the right to immediately terminate this Agreement.

                      iii)   Licensee agrees to defend, indemnify and hold Titan
and its licensees, successors and assigns, parent corporation, subsidiaries and affiliates and its and their respective officers, directors, employees, advertisers, insurers and representatives harmless from any and all liabilities, claims, suits, judgments, costs or damages, including but not limited to reasonable attorneys fees including an appropriate allocation for in house counsel, related in any manner to the seizure of Licensed Products at an Event within the five (5) mile radius specified above. This provision is in addition to and in no way limits Section H in the Standard Terms and Conditions attached hereto.

         c) Minimum Product Development Requirement. As a material condition to this Agreement, Licensee shall, at a minimum, sell, distribute or otherwise disseminate the following numbers of Licensed Product per each contract year of the Agreement as defined below:


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               One Hundred (100)  Licensed  Products in the first (1st) contract year;

               Five Hundred (500) Licensed Products in second (2nd) contract year;

               One Thousand (1,000) Licensed Products in third (3rd) contract year;

               One Thousand Five Hundred (1,500) Licensed Products in the fourth
               (4th) contract year; and

        Two Thousand (2,000) Licensed Products in the fifth (5th) contract year. For the avoidance of doubt, each calendar year of the Agreement (i.e. January 1, 1999 to December 31, 1999, January 1, 2000 to December 31, 2000, etc.) shall hereinafter be referred to as Contract Year. Failure to meet the conditions set forth in this provision may result in immediate termination of this Agreement by Titan.

      3) Period of Agreement. The period of this Agreement shall commence on January 1, 1999 and end on December 31, 2003 (hereinafter "Term"), unless terminated earlier pursuant to the terms hereof. Thereafter, if the Licensee wishes to renew this Agreement, it shall provide written notice of such intent to Titan no less than sixty (60) days prior to the commencement of the renewal period in quesnon. In that event, provided the Licensee is not in default of any term under this Agreement, and further provided that Licensee has paid to Titan all royalties during the then current period, Titan will discuss with Licensee such potential renewal, and the terms thereof. No renewal period will be effective unless and until the parties reach a mutual written agreement as to the terms applicable to such renewal. This paragraph is in no way to be construed so as to obligate Titan to renew this Agreement, or to renew this Agreement with any particular terms.

     4) Royalties. In consideration of the rights granted to it under this Agreement, the Licensee agrees to pay Titan the following royalties:

            a) Advance Royalties. On execution of this Agreement, the Licensee agrees to pay to Titan the following non-refundable Advance Royalty Amount, which shall be set off as a credit against the royalties due to Titan under subparagraph 4(b):

                             Advance Royalty Amount

                     Five Thousand US Dollars (US $5,000.00)

If Titan has not received the Advance Royalty Amount due on the execution of this Agreement within fifteen (15) days from the date of Titan's execution of this Agreement, Titan shall have the right to terminate this Agreement, with immediate effect, by providing the Licensee with written notice of termination


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           b)  Percentage  Royalties.  Percentage royalties shall be computed as follows;

                      i) The Licensee shall pay Titan a percentage royalty of Six Percent (6%) of the Retail Sales Price on all sales of the Licensed Products, excluding the kiosks by the Licensee to its customers or distributors. For greater certainty, the parties hereto agree that there will be no royalty payable on the sale or repurchase of any kiosk by the Licensee.

                      ii) All royalty computations under this subparagraph 4(b) shall be made on the basis of the Retail Sales Price charged by the Licensee, or, if the Licensee sells a Licensed Product to a subsidiary or other party controlled by the Licensee, on the basis of the Retail Sales Price for such Licensed Product charged by such subsidiary or controlled party on the sale of the Licensed Product.

           c) Guaranteed Royalties. If the total of alt royalties payable to Titan under the foregoing subparagraphs 4(a) and 4(b) is less than the Guaranteed Royalty Amounts set forth below, the Licensee shall pay Titan, on or before the dates stated in the payment schedule below, the difference between the Guaranteed Royalty Amounts and the total of all royalties paid to Titan under subparagraphs 4(a) and 4(b):

                            GUARANTEED ROYALTY AMOUNT
                One Hundred Thousand US Dollars (US $100,000.00)

DUE DATE                                                     AMOUNT DUE
Upon execution of Agreement                                  US $5,000.00
April 30, 1999                                               US $5,000.00
July 31, 1999                                                US $5,000.00
October 31, 1999                                             US $5,000.00
January 31,2000                                              US $5,000.00
April 30, 2000                                               US $5,000.00
July 31,2000                                                 US $5,000.00
October 31 2000                                              US $5,000.00
January 31,2001                                              US $5,000.00
April 30,2001                                                US $5,000.00
July 31,2001                                                 US $5,000.00
October 31,2001                                              US $5,000.00
January 31,2002                                              US $5,000.00
April 30, 2002                                               US $5,000.00
July 31,2002                                                 US $5,000.00
October 31, 2002                                             US $5,000.00
January 31,2003                                              US $5,000.00
April 30, 2003                                               US $5,000.00
July 31,2003                                                 US $5,000.00
October 31,2003                                              US $5,000.00
TOTAL                                                      US $100,000.00




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      5) Non-Competition.  Licensee agrees,  represents and warrants that during the Term of this Agreement and for one (1) year after the termination or expiration thereof, it shall not produce any products or provide any services using the name and/or other trademarks or service marks associated with World Championship Wrestling, New World Order or any subsidiary or affiliate thereof, or for or on behalf of any other wrestling organization owned by Time Warner, Inc., Turner Broadcasting Systems, Inc. or any subsidiary or affiliate thereof.

         6) Marketing Plans. Within ninety (90) days of the execution of this Agreement, and on or before each one (1) year anniversary of the commencement date of this Agreement, the Licensee shall provide Titan with a written marketing plan with respect to the Licensed Products. Each such marketing plan shall include, on a Licensed Product-by-Licensed Product basis, a marketing timetable, sales projections, channels and methods of distribution, nature and amount of advertising and advertising expenditures, and any other information which Titan may ask the Licensee to include. Each marketing plan shall contain specific information for the one (1) year period immediately succeeding its submission and general estimates or projections for subsequent periods during which this Agreement remains in effect.

          7)   Advertising Expenditures: Promotion of Events

         a) Advertising Expenditures. Licensee shall be required to expend no less than two percent (2%) of the total annual revenues from sales of the Licensed Products to advertise said Licensed Products via television, print media, radio, billboards or any other form of advertising ("Advertising Expenditures"). In addition, the Licensee is required to advertise at its own cost, the Licensed Products in the World Wrestling Federation Magazine at no less than two (2) times per year. Licensee shall keep accurate account and copies of all documents and records relating to said Advertising Expenditures and shall be required to send in quarterly reports simultaneously with its quarterly royalty statements describing the nature and amount of Advertising.

         b) Promotion of Events. Licensee agrees that it will incorporate information associated with the Events and/or Talent as directed by Titan on all packaging, product inserts and wrapping materials for the Licensed Products.

      8)    Display of Official Tag.

         a) Licensee agrees and shall undertake to attach to each Licensed Product and/or Kiosk an "Officially Licensed WWF Product" tag or label in a form prescribed and/or approved by Titan ("Official Tag"). In addition, Licensee shall cause its own name to appear on each Licensed Product and/or its Kiosks on a tag or label in a form prescribed and/or approved by Titan.

         b) Licensee agrees to defend, indemnify and hold Titan and its licensees, successors and assigns, parent corporation, subsidiaries and affiliates and its and their respective officers, directors, employees, advertisers, insurers, and representatives harmless from any and all liabilities, claims, suits, costs, judgments, damages, including but not limited to reasonable attorney fees including an appropriate allocation for in house counsel, related in any manner to the seizure of any of the Licensed Products resulting from Licensee's failure to affix the Official Tag and/or Licensee's name to any Licensed Product or Kiosks pursuant to this paragraph. This provision is in addition to and in no way limits Section H in the Standard Terms and Conditions attached hereto.

      9)     Licensee Acknowledgment.   The Licensee by executing this Agreement

acknowledges that it has reviewed and understands all provisions of this Agreement, including the attached Standard Terms and Conditions.


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      10)    Standard Terms and Conditions.  This Agreement is subject to all of the provisions of the Standard Terms and Conditions which are attached to and made a part of this Agreement by reference.

      11) Attorney Acknowledgment. Each party has reviewed the terms of this Agreement with their respective attorneys and, as a direct result thereof, has executed this Agreement with the consent and acknowledgment of their attorneys.

      12) Conflict. In the event of a conflict between this Agreement and the attached Standard Terms and Conditions, the provision of this agreement shall govern.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                   TITAN
                                  SPORTS, INC.
                                   (" Titan")

                                  By: /s/ Linda E. McMahon
                                   ------------------------
                                     Linda E. McMahon
                                     President and CEO

                                     Date:




                                   POWER PHOTO ENTERPRISES, INC.
                                   ("Licensee")


                                    By: Ron Thompson
                                        -------------------
                                    Its: President

                                    Date: Nov. 27th 1998





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                  WORLD WRESTLING FEDERATION LICENSE AGREEMENT
                          STANDARD TERMS AND CONDITIONS

          SECTION A. QUALITY CONTROLS AND APPROVAL PROCEDURES FOR LICENSED PRODUCTS AND ADVERTISING MATERIALS

                        A(1) Warranty of Quality. The Licensee warrants that the
           Licensed Products will be of good quality in design, material, and workmanship and suitable for their intended purpose; that no injurious, deleterious, or toxic substances will be used in or on the Licensed Products; that the Licensed Products will not cause harm when used as instructed and with ordinary care for their


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           intended   purpose;   and  that  the   Licensed   Products   will  be
           manufactured, sold; and distributed in strict compliance with all applicable laws and regulations Licensee agrees not to ship, sell or have its manufacturer(s) ship or sell any Licensed Products or component pans of the Licensed Products containing the Intellectual Property if they are damaged, defective, irregular, seconds, or otherwise unacceptable to the Licensee and/or Titan.

                        A(2)    Approval  Procedures for  Licensed  Products and
           Advertising Materials Approval Standards: Time for Approval by Titan.

                             a) General. The Licensee shall comply with all reasonable procedures which Titan may from time to time adopt regarding its approval of Licensed Products and Advertising Materials which the Licensee proposes to manufacture, sell, or use under this Agreement. These approval procedures shall be implemented using prescribed forms to be supplied to the Licensee by Titan, and shall incorporate the basic approval requirements and steps outlined in the following sections. The Licensee agrees to retain all materials relating to approvals in its files while this Agreement remains in effect and for one year thereafter.

                             b) Approval of Licensed Products. With respect to each different Licensed Product which the Licensee proposes to manufacture and sell under this Agreement, the Licensee shall submit to Titan for its review and approval the following materials in the order stated:
                                      i)   a  generic  sample  of  the  type  of
          Licensed Product in question (that is, a sample of this kind of merchandise article to which the Licensee proposes to add the Intellectual Property in producing the Licensed Product, showing the general quality standard which will be met by the Licensed Product);

                                      ii) finished art for the Licensed Product,
          showing the exact use of the Intellectual Property on or in connection with the proposed Licensed Product; iii) a preproduction prototype sample of the Licensed Product, where appropriate, or a preproduction final sample of the Licensed Product, showing in either case the exact form, finish, and quality the Licensed Product will have when manufactured in production quantities; and

                                      iv)  forty-eight (48) identical production
          samples of the Licensed Product, to be submitted immediately upon commencement of production.

                                      v)   The Licensee shall comply with all of
          the foregoing approval steps for each Licensed Product, obtaining Titan's written approval at each step of the procedure unless by prior written notice from Titan it is exempted from any such step with respect to a specific Licensed Product.



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                    c) Approval of  Advertising  Materials. With respect to each different item of Advertising Material which the Licensee (or any party acting on its behalf) proposes to produce and use under this Agreement, the Licensee shall submit to Titan for its review and approval the following materials, in the order stated;

                         i) proposed written copy for the item of Advertising Material, with attached rough art showing how the Intellectual Property will be used in connection with the copy;

                         ii) a final printed sample of the item, where feasible (as, for example, in the case of labels, hangtags, printed brochures, catalogs, and the like).


                     d) Approval Standards. Titan shall have the right to disapprove any materials submitted to it under Sections A(2)(b) or A(2)(c) if it determines, in its sole and unfettered discretion, that the materials in question would impair the value and good will associated with the Talent, Events or Titan's licensing program for the Intellectual Property, by reason of (i) their failure to satisfy the general quality standards including those set forth in Section A(l); (ii) their use of artwork, designs, or concepts which fail to depict accurately the Talent, Events and/or the Intellectual Property; (iii) their use of materials which are unethical, immoral, or offensive to good taste; (iv) their failure to carry proper copyright or trademark notices; (v) any other reasonable cause.

                             e) Time for Approval bv Titan. Titan agrees to use reasonable efforts to notify the Licensee in writing of its approval or disapproval of any materials submitted to it under Sections A(2)(b) and A(2)(c) within fifteen (15) business days after its receipt of such materials, and agrees, in the case of its disapproval, to notify the Licensee in writing of its reasons for disapproval. In the event Titan fails to approve or disapprove of any materials submitted as provided for above within twenty (20) business days after Titan's receipt of such materials, the materials shall be deemed disapproved.

                        A(3)  Maintenance  of  Quality  of  Licensed   Products:
           Inspection of Production Facilities. The Licensee agrees to maintain the quality of each Licensed Product manufactured under this Agreement up to the specifications, quality, and finish of the production sample of such Licensed Product approved by Titan under Section A(2)(b), and agrees not to change the Licensed Product in any respect or to make any change in the artwork for the Licensed Product without first submitting to Titan samples showing such proposed changes and obtaining Titan's written approval of such samples, in the manner, order and form set forth in subsections A(2)(b) and/or A(2)(c). From time to time after it has commenced manufacturing the Licensed Products, the Licensee, upon request, shall furnish free of charge to Titan a reasonable number of random production samples of any Licensed Products specified by Titan. The Licensee shall also furnish to Titan upon request the addresses of the production facilities used by the Licensee for manufacturing the Licensed
           Products, and shall make arrangements for Titan or its representatives to inspect such production facilities during reasonable business hours



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                        A(4)  Miscellaneous.
                               a) Artwork for Licensed Products. If the Licensee
           requests Titan to furnish it with any photographs or special artwork incorporating the Intellectual Property, the Licensee agrees to reimburse Titan for its costs of supplying such materials to the Licensee.

                               b) Translations, All translations of written material used on or in connection with the Licensed Products or Advertising Materials shall be accurate, and the Licensee, when submitting the Licensed Products and the Advertising Materials for approval, shall provide Titan with translations of all such written materials in English.

                               c) Use of Talent in Licensed Products and Advertising Materials. With prior written consent of Titan, Licensee shall be allowed to use any Talent for purposes of explicit endorsement in any Licensed Product or items as contemplated by the definition of Intellectual Property set forth above.

                               d) Transactions with Other Licensees. The Licensee shall not, without Titan's prior written consent, (i) sell or deliver to another Titan licensee the films or other devices used by the Licensee to produce the Licensed Products; or (ii) print or otherwise produce any items using the Intellectual Property for another Titan licensee.

                               e) Duplicate Films. If the Licensee in connection with the manufacture of the Licensed Products develops film or other reproductive media incorporating the Intellectual Property, the Licensee, when requested by Titan to do so, shall supply duplicates of such films or other reproductive media to Titan or any of its licensees, at cost of duplication plus ten percent (10%).

                               f) Titan's Right to Purchase Licensed Products. In addition to the random production samples of the Licensed Products to be supplied by the Licensee to Titan free of charge under Section A(3), Titan shall be entitled at any time while this Agreement remains in effect to purchase from the Licensee (i) any available quantity of the Licensed Products as may be reasonably available at the Licensee's best wholesale price and (ii) in the case of a manufacturer's closeout such inventory must first be offered to Titan at no more than 110% of the Licensee's cost of manufacture.

                      SECTION B. EFFORTS TO SELL LICENSED PRODUCTS: RESTRICTIONS ON SALE

                      B(1) Manufacture and Sale of Licensed Products. The Licensee agrees to manufacture the Licensed Products at the Licensee's own expense in sufficient quantities to meet the reasonably anticipated demand. The Licensee also agrees to exercise reasonable efforts to advertise and promote the Licensed Products at its own expense and to use its best efforts to sell the Licensed Products in the Territory.

                      B(2) Good Faith Effort to Exploit Rights.  If within three
           (3) months of the execution of this Agreement, the Licensee has failed to take any good faith steps to exploit the rights granted to it (for example, by seeking to obtain Titan's approval of a proposed Licensed Product, or commencing to manufacture and sell an approved Licensed Product), Titan shall have the right to terminate this Agreement immediately by giving written notice of termination to the Licensee. If within three (3) months of the execution of this Agreement, the Licensee has failed to submit to Titan a prototype of a particular Licensed Product, such Licensed Product shall be automatically deleted from the definition of "Licensed Products" under subparagraph 1(e) of this Agreement, and all rights to such Licensed Product shall revert to Titan.

                    B(3) Titan's Right to Eliminate Country from Territory. If at any time during the Term of this Agreement, the Licensee is not making regular sales of more than a nominal nature of any of the Licensed Products in a country within the Territory, Titan shall have the right, upon thirty (30) days prior written notice to the Licensee, to terminate the Licensee's rights for all Licensed Products for such country.

                    B(4) Titan's Right to Terminate License for Specific Licensed Product. If at any time during the Term of this Agreement, the Licensee is not making regular sales of more than a nominal nature of a particular Licensed Product in a country within the Territory, Titan shall have the right, upon thirty (30) days prior written notice to the Licensee, to terminate the Licensee's rights for such Licensed Product for such country. In order to assist Titan in reviewing its marketing activities, the Licensee agrees to furnish Titan within twenty (20) days upon request complete information evidencing on a country-by-country basis the Licensee's efforts to market the Licensed Products in such countries.

                    B(5) Restrictions on Sale of Licensed Products, Subject to the applicable provisions of this Agreement including without limitation Paragraphs 2(b)(ii) and Paragraph 8, the Licensed Products shall be sold to the public only in the manner in which merchandise articles of the same general description are customarily merchandised to the public. The Licensee shall not use or sell the Licensed Product as premiums, or distribute the Licensed Products to parties which the Licensee has reason to believe intend to use or sell the Licensed Products as premiums. Use or sale of the Licensed Products as "premiums," for purposes of the forgoing provisions, shall mean use or sale of the Licensed Products in connection with the following kinds of promotional activities: self- liquidator programs; joint merchandising programs; giveaways; sales incentive programs; door openers; traffic builders; and any other kinds of promotional programs designed to promote the sale of the Licensed Products or other goods or services or the Licensee or a third party.

                    SECTION C. ROYALTIES; STATEMENTS

                    C(1) Computation of Royalties. All royalties due to Titan shall accrue upon the sale of the Licensed Products, regardless of the time of collection by the Licensee. For purposes of this Agreement, a Licensed Product shall be considered "sold" as of the date on which such Licensed Product is billed, invoiced, shipped, or paid for, whichever event occurs first. If any Licensed Products are consigned to a distributor by the Licensee, the Licensed Products shall be considered "sold" by the Licensee upon the date on which such distributor bills, invoices, ships, or receives payment for any of the Licensed Products, whichever event occurs first.

                    C(2) Time of Payment. All royalty payments shall be made in accordance with the payment schedule set forth in Paragraph 4(c) of this Agreement. All royalty amounts in this Agreement are stated in U.S. Dollars, and all royalty payments shall be made in U.S. Dollars. All royalty statements required to be submitted by the Licensee shall accompany the royalty payments made to Titan. The failure to make royalty payments when due is a material breach and cause for immediate termination of this Agreement if not received by Titan within ten (10) days of written notice of default sent to Licensee by Titan.

                    C(3) Titan Approval of Discounted Sales. If the Licensee proposes to sell any Licensed Product at a price which is less than ten percent (10%) above the Licensee's manufactured cost for such Licensed Products, Titan shall have a right of prior approval over the terms of such sale and the percentage royalty to be payable by the Licensee under paragraph 4 with respect to such sale.

                    C(4)  Deductions: Taxes.

           a) There shall be no deduction from the royalties owed to Titan for uncollectible accounts, or for taxes, fees, assessments, or other expenses of any kind which may be incurred or paid by the Licensee in connection with: (i) royalty payments to Titan; (ii) the manufacture, sale, distribution, or advertising of the Licensed Products in the Territory; or (iii) the transfer of funds or royalties or the conversion of any currency into U.S. Dollars. It shall be the Licensee's sole responsibility at its expense to obtain the approval of any foreign authorities; to take whatever steps may be required to effect the payment of funds from abroad; to minimize or eliminate the incidence of foreign taxes, fees, or assessments which may be imposed; to protect its investments in foreign territories; to enable it to commence or continue doing business in any foreign territory; and to comply in any and all respects with all applicable laws and regulations.

           b) Notwithstanding the provisions of the preceding Section C(4)(a), if (i) any country imposes a withholding tax against Titan, as licensor, with respect to the royalties payable to Titan by the Licensee on sales of the Licensed Products in such country, (ii) such tax is paid by the Licensee on behalf of Titan, and (iii) such tax is an income tax as to which a foreign tax credit is allowable to Titan under Section 901 of the Internal Revenue Code of 1986, as amended, the Licensee may deduct the amount of such withholding tax from the royalties owing to Titan on the condition that the Licensee furnishes to Titan such information as Titan requires to evidence Titan's right to credit such withholding tax against its federal income tax liability in the United States.

                    C(5)  Royalty  Statements.  The  Licensee  shall  furnish to
          Titan, within thirty (30) days after the close of each calendar quarter, along with any royalty payments then due, a good faith estimate showing an estimated number of each type of Licensed Product sold during the calendar quarter in question, the projected sales revenues for each such Licensed Product, an estimate of all deductions, if any, the Retail Sales Price for each Licensed Product sold, the amount of estimated royalties due with respect to such sales, and the quantities of each Licensed Product on hand and in transit as of the end of such quarter, together with such other pertinent information as Titan may reasonably request from time to time ("Good Faith Estimate"). The Licensee's royalty accountings shall identify with specificity the types of Intellectual Property used on or in connection with each Licensed Product sold, including the identities of all Talent appearing on each Licensed Product. There shall be a breakdown of sales of Licensed Products by country, and all figures and monetary amounts shall first be stated in the currency in which the sales were actually made. If several currencies are involved in any reporting category, that category shall be broken down by each such currency. Next to each currency amount shall be set forth the equivalent amount stated in U.S. Dollars, and the rate of exchange used in making the required conversion calculation. The rate of exchange shall be the actual rate of exchange obtained by the Licensee on the date of payment. Notwithstanding any of the foregoing, after receipt of the Good Faith Estimate by Titan, Licensee Licensee shall have until thirty (30) days after the close of the next, consecutive calendar quarter during the Term to submit a complete and accurate royalty statement ("Accurate Statement"') to Titan along with any additional royalties then due as a result of any reconciliation between the

           Good Faith Estimate and the Accurate Statement relative thereto. The accurate statement shall be duly certified by an officer of the Licensee to be true and accurate, showing the number of each type of Licensed Products sold during the calendar quarter in question, the total gross sales revenues for each such Licensed Product, an itemization of all allowable deductions, if any, the Retail Sales Price for each Licensed Product sold, the amount of royalties due with respect to such sales, and the qualities of each Licensed Product in hand and in transit as of the end of such quarter, together with such other pertinent information as Titan may reasonably request from time to time. Licensee acknowledges that the royalty accounting system set forth herein is at their specific request. At any time, in Titan's sole discretion, should Titan desire to change this provision back to Titan's normal accounting practices, similar to the Accurate Statement, as defined above, said changes shall be made immediately, unless otherwise agreed to by the parties.

                    C(6) Royalty Adjustments. The receipt or acceptance by Titan of any royalty statements furnished pursuant to this Agreement, or the receipt or acceptance of any royalty payments made, shall not preclude Titan from questioning their accuracy at any time. If any inconsistencies or mistakes are discovered in such statements or payments, appropriate adjustments shall be made immediately by the parties. The Licensee shall pay Titan interest on a late royalty payment at one and one-half percent (1 1/2%) per month or eighteen percent (18%) per annum.

                    SECTION D.     BOOKS OF ACCOUNT AND OTHER RECORDS; AUDITS

                    D( 1) Retention of Records. while this Agreement remains in effect and for two years thereafter, the Licensee shall keep full and accurate books of account and copies of all documents and other material relating to this Agreement at the Licensee's principal office. Titan, by its duly authorized agents and representatives, shall have the right to audit such books, documents, and other material, shall have access thereto during ordinary business hours, and shall be at liberty to make copies of such books, documents, and other material. At Titan's request, the Licensee shall provide an authorized employee to assist in the examination of the Licensee's records. The breach of any aspect of this section shall be and is cause for immediate termination of this Agreement.

                    D(2) Audits by Titan. If any audit of the Licensee's books and records reveals that the Licensee has failed properly to account for and pay royalties owning to Titan, and the amount of any royalties which the Licensee has failed properly to account for and pay for any quarterly accounting period exceeds, by five percent (5%) or more, the royalties actually accounted for and paid to Titan for such period, then Licensee shall, in addition to paying Titan such past due royalties, reimburse Titan for its direct out-of- pocket expenses incurred in conducting such audit, together with interest on the overdue royalty amount at one and one-half percent (1 1/2%) per month or eighteen percent (18%) per annum on which such overdue royalty amount should have been paid to Titan. Additionally, at its option, Titan shall have the right to terminate this Agreement immediately

                    D(3) Rights Reserved by Titan. The exercise by Titan, in whole or in part or at any time or times, of the right to audit records and accounts or of any other right herein granted under Section D, the acceptance by Titan of any statement or statements or the receipt and deposit by Titan of any payments tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Titan, whether at law, equity or otherwise, and shall not estop or prevent Titan from thereafter disputing the accuracy of any such statement or payment.

                    SECTION E.     TRADEMARK PROTECTION

                    E(l) Trademark Uses Inure to Titan's Benefit. All trademark uses of the Trademarks and other Intellectual Property by the Licensee shall inure to the benefit of Titan, which shall own all trademarks and trademark rights created by such uses of the

           Trademarks  and  other  Intellectual  Property,   together  with  the
           goodwill of the business in connection with which such trademarks are used.

                    E(2) Trademark Registrations. Titan shall have the right, but not the obligation, to file in the appropriate offices of countries of the Territory, at its own expense, trademark applications relating to the use or proposed use by the Licensee of any of the Trademarks and any other Intellectual Property in connection with the Licensed Products. Any and all such filings shall be made in the name of Titan.

                    E(3) Records Relative to Trademark Uses. The Licensee shall keep appropriate records (including copies of pertinent invoices and correspondence) relating to the dates each of the Licensed Products is first placed on sale or sold in each country of the Territory, and the dates of first use in each country of each different element of the Intellectual Property on the Licensed Products and Advertising Materials. If requested to do so by Titan, the Licensee agrees to supply Titan with samples of the trademark usage in question and other information which will enable Titan to complete and obtain trademark applications or registrations, or to evaluate or oppose any trademark applications, registrations, or uses of other parties.

                    E(4) Registered User Laws. As to those countries which require applications to register the Licensee as a registered user of a Trademark or Trademarks or other element of the Intellectual Property used on or in connection with the Licensed Products or which require the recordation of this Agreement, the Licensee agrees to execute and deliver to Titan such documents as may be necessary and as are Airnished by Titan for such purposes.

                    E(5) Trademark Notices. The Licensee agrees to affix or to cause its authorized manufacturing sources to affix to the Licensed Products and to the Advertising Materials such trademark notices as may be supplied by Titan.

                    E(6) No Use of Initials WWF. The Licensee agrees that it will not use the initials WWF in block letters on or in connection with any Advertising Materials or Licensed Products.

                    SECTION F.     COPYRIGHT PROVISIONS

                    F(1) Copyright Notices. The authorization of Titan to the Licensee to make public distribution of the Licensed Products and Advertising Materials is expressly conditioned upon the following agreement of the Licensee. The Licensee agrees to place on all Licensed Products and on all Advertising Materials the copyright notice or notices in the name of Titan, as specified in writing by Titan.


           F(2) Assignment by Licensee The Licensee hereby sells, assigns, and transfers to Titan its entire; worldwide right, title and interest in and to all "new works" or "derivative works" heretofore or hereafter created using the Intellectual Property, including, but not limited to, the copyrights thereon. If parties who are not employees of the Licensee living in the United States make or have made any contribution to the creation of a "new work" or "derivative work" so that such parties might be deemed to be "authors" of such "new work" or "derivative work" as that term is used in present or future United States copyright statutes, or other such applicable laws, then Licensee agrees to obtain from such parties a full assignment of rights so that the foregoing assignment by the Licensee vests in Titan full rights in the "new work" or "derivative work" free of any claims, interests, or rights of other parties The licensee agrees not to permit any of its employees to obtain or reserve by oral or written employment agreements any rights as "authors" of any such "new works" or "derivative works". At Titan's request, the Licensee agrees to furnish Titan with full information concerning the creation of any "new works" or "derivative works" and with copies of assignments of rights obtained from other parties.

                    SECTION G.     REPRESENTATIONS AND WARRANTIES

                    G(1)  Titan's  Representation  and  Warranty.  Titan  hereby represents and warrants that it is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; that it has the full right, power, legal capacity and authority to enter into this Agreement, to carry out the terms hereof and to grant Licensee the rights and privileges granted hereunder. Titan also represents and warrants that Titan is the sole owner of the Intellectual Property and other exploitation rights granted in this Agreement and that such rights shall be unencumbered, unpledged, unattached and neither agreements nor unilateral claims exist which might affect a control over the fights sold and granted to Licensee under this Agreement. Furthermore, Titan warrants that the rights granted herein will not violate or infringe upon the rights of any third persons and/or parties.

                    G(2) Licensee's Warranty and Representation. Licensee hereby represents and warrants that it is a corporation duly incorporated, validly existing and in good standing of the laws of the jurisdiction in which it was incorporated; that it has full right, power, legal capacity and authority to enter into this Agreement and to carry out the terms hereof. Licensee hereby agrees that its representation, warranties and agreements are of the essence to this Agreement and shall survive the expiration of the Term.

                    SECTION H.     INDEMNIFICATION; PRODUCT LIABILITY INSURANCE

               H(1) Licensee's Indemnification. The Licensee agrees to indemnify and hold Titan and its licensees, successors and assigns, parent corporation, subsidiaries and affiliates and its and their respective officers, directors, employees, advertisers, insurers, and representatives harmless from any and all claims, suits, liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including but not limited to reasonable attorneys' fees including an appropriate allocation for in-house counsel, arising from or by reason of or in connection with (i) any unauthorized use, infringement or alleged infringement of any trademark, service mark, copyright, patent, process, method or devise exploited by Licensee in connection with the Licensed Products covered by this Agreement; (ii) defects, alleged defects and/or deficiencies in said Licensed Products or the use thereof, or for false advertising, fraud or misrepresentations or other claims related to the Licensed Products, not involving a claim of right to the Intellectual Property, (iii) the unauthorized use of the Intellectual Property by Licensee, (iv) libel or slander against, or invasion of the right of privacy, publicity or property of, or in violation or misappropriation of any other right of any third party, (v) any agreements or alleged agreements made or entered into by or with Licensee to effectuate the terms of this
          Agreement, including but not limited to, the manufacture, distribution, exploitation, advertising, sale or use of the Licensed Products by any of foregoing, (vi) any breaches or alleged breaches of the terms, representations and warranties under this Agreement by the Licensee, its subsidiaries, manufacturers, distributors, advertisers or other persons, employees or agents of any of the foregoing and/or
          (vii) any other act under or in violation of this Agreement by Licensee, its subsidiaries, manufacturers, distributors, advertisers or other persons, employee or agents of any of the foregoing.

               H(2) Titan's Indemnification. Titan agrees to indemnify and hold the Licensee harmless from any and all claims, suits, liabilities, judgments, penalties, tosses, costs, damages, and expenses resulting therefrom, including reasonable attorneys' fee (but excluding lost profits) made by third parties against the Licensee based solely on a claim of right in one or more elements of the Intellectual Property.

               H(3) Claims Procedures. With respect to any claims falling within the scope of the foregoing indemnification: (a) each party agrees promptly to notify the other of and keep the other fully advised with respect to such claims and the progress of any suits in which the other party is not participating; (b) each party shall have the right to assume, at its sole expense, the defense of a claim or suit made or filed against the other party; (c) each party shall have the right to participate, at its sole expense, in any suit instituted against it and/or to approve any attorneys selected by the other party to defend it, which approval shall not be unreasonably withheld or delayed; and
          (d) a party assuming the defense of a claim or suit against the other party shall not settle such claim or suit without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed.

               H(4) Product Liability Insurance. The Licensee agrees to obtain and maintain during the Term of this Agreement, at its own expense, product liability insurance from an insurance company acceptable to Titan providing protection (at a minimum, in the amount of Two Million US Dollars (US $2,000,000) per occurrence, Four Million US Dollars (US $4,000,000) annual aggregate) applicable to any claims, liabilities, damages, costs, or expenses, including but not limited to attorneys' fees including an allocation for in-house counsel, arising out of any defects, alleged defects or deficiencies in the Licensed Products. Such insurance shall include coverage of Titan, its directors, officers, agents, employees, insurers, advertisers, assignees, and successors. Such insurance shall remain in full force and effect at all times during the Term and for a period of two (2) years thereafter Within thirty (30) days after execution of this Agreement by Titan and again within thirty (30) days of the policy's renewal date, the Licensee shall cause the insurance company issuing such policy to issue a duplicate original certificate with raised seal to Titan naming Titan as an additional insured together with evidence of payment in full for the policy, confirming that such policy has been issued and is in full force and effect and provides coverage for Titan as required by this Section H(4). Said insurance policy shall also contain an endorsement that the insurance coverage shall not be reduced, modified or cancelled without Licensee and the insurance company providing thirty (30) days prior written notice to Titan. In the event that the Licensee's product liability insurance lapses, or if at any time Titan is not covered by insurance in accordance with provisions set forth herein, or if any other provision of this section is breached, Titan shall have the right to immediately terminate this Agreement.

                    SECTION I     RESERVATION OF RIGHTS

                         I(1) Reservation of Rights. All rights in and to the Intellectual Property (including premium rights in the Licensed Products) are retained by Titan for its own use, except for the specific rights which are granted to the Licensee under this Agreement. Licensee shall not acquire any rights whatsoever in the Intellectual Property as a result of its use hereunder and all use of the Intellectual Property will inure to Titan's benefit, Titan reserves the right to use, and to license other parties to use, the Intellectual Property within the Territory for any purpose Titan may determine.

                    SECTION J.     INFRINGEMENTS: CLAIMS

                    J(1)  Representations  and Warranties by Licensee.  Licensee
           represents and warrants to Titan that all designs and products submitted for approval (other than the Intellectual Property) are not subject to any valid patent, copyright, trademark or other proprietary rights of any third party It is understood and agreed that Titan shall not be liable as a result of the activities of Licensee under this Agreement for infringement or alleged infringement of any patent, copyright, trademark or other proprietary rights belonging to any third party, or for damages or costs involved in any proceeding based upon such infringement or alleged infringement, or for any royalty or obligation incurred by Licensee because of any patent, copyright, trademark or other proprietary interest held by a third party, other than claims based solely upon a right to or in one or more elements of the Intellectual Property.

                    J(2) Infringements. When the Licensee learns that a party is making unauthorized uses of the Intellectual Property, the Licensee agrees promptly to give Titan written notice giving full information with respect to the actions of such party. The Licensee agrees not to make any demands or claims, bring suit, effect any settlements, or take any other action against such party without the prior written consent of Titan The Licensee agrees to cooperate with Titan, at no out-of-pocket expense to the Licensee, in connection with any action taken by Titan to terminate infringements.

                    J(3) Claims. If claims or suits are made against Titan or the Licensee by a party asserting the ownership of rights in a name or design which is the same as or similar to one of the elements of the Intellectual Property, and asserting further that the use of a particular element of the Intellectual Property by the Licensee infringes the rights of such party, or if the parties learn that another party has or claims rights in a trademark, name, design which would or might conflict with the proposed or actual use of an element of the Intellectual Property by the Licensee, Titan and the Licensee agrees in any such case to consult with each other on a suitable course of action. In no event shall the Licensee have the right, without the prior 'written consent of Titan, to acknowledge the validity of the claim of such party, to obtain or seek a license from such party, or to take any other action which might impair the ability of Titan to contest the claim of such party if Titan so elects. The Licensee agrees at the request of Titan to make any and all reasonable modifications requested by Titan in the Licensee's use of the element of the Intellectual Property in question or to discontinue use of


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           such  element in the  country of the  territory  in  question  on the particular Licensed Product or Licensed Products which are involved, if Titan, in its sole discretion, reasonably exercised, determines that such action is necessary or desirable to resolve or settle a claim or suit or eliminate or reduce the threat of a claim or suit by such party. Titan shall have the right to participate fully at its own expense in the defense of any claim or suit instituted against the Licensee with respect to the use by the Licensee of an element of the Intellectual Property.

                         SECTION K.   NO SUBLICENSING OF RIGHTS: AGREEMENTS WITH
           MANUFACTURERS

                         K(I) Sublicensing. The Licensee shall not have the right to sublicense any of the rights granted to it under this Agreement.

                         K(2) Agreements with Manufacturers. With the advance written approval of Titan, Licensee may arrange with another party to manufacture the Licensed Products or components of the Licensed Products for exclusive sale, use and distribution by the Licensee. In that instance, Licensee agrees to enter into a written agreement with all such manufacturers, and agrees to incorporate into such written agreements all of the provisions, for the protection of the rights of Titan, which are contained in the form manufacturer agreement which is available from Titan. The Licensee further agrees to furnish Titan, within thirty (30) days of their execution, copies of all agreements with such manufacturers. The failure to comply with any aspect of this section is a material breach and Titan shall have the right to immediately terminate this Agreement

                    K(3) Enforcement of Manufacturer Agreements. The Licensee agrees strictly to enforce against its manufacturers all of the provisions which are required to be included in such agreements for the protection of Titan, as provided in Section K(2), to advise Titan of any violations thereof by manufacturers, and of corrective actions taken by the Licensee and the results thereof; and at the request of Titan to terminate such an agreement with any manufacturer which violates any such provisions; all for the protection of Titan. If the Licensee fails to exercise such termination rights by giving written notice to the manufacturer within twenty (20) days after being requested to do so in writing by Titan, the Licensee appoints Titan its irrevocable attorney-in-fact to send a notice of termination in the name of the Licensee to the manufacturer for the purpose of terminating the agreement or any specific rights of the party under such agreement.

                    SECTION L.  BREACH AND TERMINATION

                    L(l) Immediate Right of Termination. In addition to the termination rights stated elsewhere in the Agreement, Titan shall have the right to terminate this Agreement immediately by giving written notice to the Licensee, in any of the following situations:

                                  a) If the Licensee makes, sells, offers for sale, or distributes or uses any Licensed Product or Advertising Material without having the prior written approval of Titan, as required by Section A, or makes any use of the Intellectual Property not authorized under this Agreement.

                                  b) If the Licensee fails to make any Advance Royalty Amount payment or Guaranteed Royalty Amount payment by the date such payment is required under the provisions of paragraph 4, or if the Licensee fails to submit royalty statements and/or royalty payments to Titan during the time period specified in Section C(2).



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                                  c) If  the  Licensee  becomes  subject  to any
          voluntary or involuntary order of any governmental agency involving the recall of any of the Licensed Products because of safety, health, or other hazards or risks to the public.

                                  d) If, other than under Title 11of the United States Code, the Licensee becomes subject to any voluntary or involuntary insolvency, cession, bankruptcy, or similar proceedings, or an assignment for the benefit of creditors is made by the Licensee, or an agreement between the Licensee and its creditors generally is entered into providing for extension or composition of debt, or a receiver is appointed to administer the assets of the Licensee, or the assets of the Licensee are liquidated, or any distress, execution, or attachment is levied on such of its manufacturing or other equipment as is used in the production and distribution of the Licensed Products and remains undischarged for a period of thirty (30) days.

                                  e) If the Licensee breaches any of the provisions of Section B, D(1), D(2), H(4), K, and/or M(1).

                    L(2) Assumption and Rejection Pursuant to United States Bankruptcy Code. After any order for relief under the Bankruptcy Code is entered against the Licensee, the Licensee must assume or reject this Agreement within sixty (60) days after the order for relief is entered. If the Licensee does not assume this Agreement within such sixty (60) day period, Titan may, at its sole option, terminate this Agreement immediately by giving 'written notice to the Licensee, without further liability on the part of Titan.

                    L(3) Effect of Termination. Termination of this Agreement under the provisions of this Section L or the provisions set forth elsewhere in this Agreement shall be without prejudice to any rights or claims which Titan may otherwise have against the Licensee. Upon the termination of this Agreement, all royalties on sales previously made shall become immediately due and payable to Titan. Upon termination of this Agreement under the provisions of Section L(l)(d) or L(2) of this Agreement, the Licensee, its receivers, trustees, successors, assignees, or other representatives shall have no right whatsoever to sell, exploit, or in any way deal with the Licensed Products, the Advertising Materials, or the Intellectual Property, except with the special written consent and instructions of Titan.

                         L(4) Discontinuance of Use of Intellectual Property etc
           Subject to the provisions of Section L(5), upon the expiration or earlier termination of this Agreement, the Licensee agrees immediately and permanently to discontinue manufacturing, selling, advertising, distributing, and using the Licensed Products and Advertising Materials; immediately and permanently to discontinue using the Intellectual Property; immediately to destroy any films, molds, dies, patterns, or similar items from which the Licensed Products and Advertising Materials were made, where any element of the Intellectual Property is an integral part thereof; and
           immediately to terminate all agreements with manufacturers, distributors, and others which relate to the manufacture, sale, distribution, and use of the Licensed Products.

                         L(5) Disposition of Inventory Upon Expiration. Notwithstanding the provisions of Section L(4), if this Agreement expires in accordance with its terms, and is not terminated for cause by Titan, the provisions of this Section L(5) apply. If the Licensee delivers to Titan on or before thirty (30) days prior to the expiration of this Agreement, a written inventory listing, on a Licensed Product-by-Licensed Product basis, all Licensed Products in the Licensee's possession, custody, or control as of the date of such inventory, the Licensee shall have the non-exclusive right to sell any Licensed Products listed on such inventory for a period of ninety
           (90) days immediately following such expiration7 subject to the payment of royalties to Titan on any such sales in accordance with the terms of this Agreement. Titan shall have the right (but not the obligation) to buy any or all of the Licensed Products listed on such inventory at the Licensee's cost of manufacture. The sell-off right granted the Licensee under this Section L(5) shall in no event apply to a quantity of any Licensed Product exceeding fifty percent (50%) of the Licensee's average quarterly unit sales of such Licensed Product during the one (1) year period immediately preceding the expiration of this Agreement.

           L(6) Injunction. Licensee acknowledges that its failure to perform any of the terms or conditions of this Agreement, or its failure upon the expiration or termination of this Agreement to cease manufacture of the Licensed Products and limit their distribution and sale as set forth in Section L(4) and L(5) above, shall result in immediate and irreparable damage to Titan. Licensee also acknowledges that there may be no adequate remedy at law for such failures and that, in the event thereof, Titan shall be entitled to equitable relief in the nature of an injunction and to all other available relief, at law and/or equity.

           SECTION M MISCELLANEOUS PROVISIONS

                         M(l) Restriction on Assignments. Without the prior written consent of Titan, the Licensee shall not directly or indirectly assign, transfer, sublicense, or encumber any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Titan.

                         M(2) Parties Not Joint Venturers. Nothing contained in this Agreement shall be construed so as to make the parties partners or joint venturers or to permit the Licensee to bind Titan to any agreement or purport to act on behalf of Titan in any respect.

                    M(3) Modifications of Agreement: Remedies. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing, signed by both parties. Failure by either party to enforce any rights under this Agreement shall not be construed as a continuing waiver or as a waiver in other instances.

                    M(4) No waiver of Termination Rights. The failure of Titan to exercise any right to terminate the agreement for any reasons stated herein shall not be and is not a waiver of the right to terminate for such reason, and such right shall be exercisable when it is deemed appropriate by Titan.

                    M(5) Invalidity of Separable Provisions. If any term or provision of this Agreement is for any reason held to be invalid, such invalidity shall not affect any other term or provision, and this Agreement shall be interpreted as if such term or provision had never been contained in this Agreement.

                    M(6) Notices. All notices to be given under this Agreement (which shall be in writing) shall be given at the respective addresses of the parties as set forth on page 1, unless notification of a change of address is given in writing. The date of mailing shall be deemed to be the date the notice is given.

                    M(7) Headings. The paragraph and section headings of this Agreement are inserted only for convenience and shall not be construed as a part of this Agreement.

                    M(8) Entire Understanding. This Agreement contains the entire understanding of the parties with respect to its subject matter. Any and all representations or agreements by any agent or representative of either party to the contrary shall be of no effect.

                    M(9) Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Connecticut, regardless of the place or places of its physical execution and performance execution in multiple forms.

                    M(IO) Arbitration. The parties agree that if a claim or controversy should arise concerning this Agreement, or the breach of any obligation arising under this Agreement, or the interpretation of this Agreement, such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association with the arbitration to be held in Stamford, Connecticut. The parties shall each pay one-half (1/2) of the costs of the arbitrator and the arbitrator shall thereafter award costs and attorneys' fees to the prevailing party. The arbitration award shall be binding and non-appealable, and may be entered as a final judgment in any court having jurisdiction over the award.